EXHIBIT 99.1

      Verizon Selects Superclick's High Speed Internet Access Solutions for
                     Hospitality, Commercial Service Bundles

LAGUNA HILLS, Calif., Apr 28, 2004 (PRIMEZONE via COMTEX) -- Superclick, Inc. (OTCBB:SPCK) today announced that Verizon has selected its Internet access platform to support the high speed Internet access packages Verizon offers in major commercial markets such as hospitality businesses and universities. The Superclick system, with its 24x7 end-user Helpdesk, supports all types of Internet traffic including wired and wireless High Speed Internet Access (HSIA), dial-up modem Low Speed Internet Access (LSIA), and LAN Internet traffic.

Superclick's unique features help drive efficient Internet access by capturing all types of Internet access traffic. This lowers the initial cost of integrated access systems which companies like Verizon sell and also optimizes operating expenses and end-user productivity. Coupling the patented Superclick Internet Management System (SIMS) gateway capabilities with Verizon's network, support and financial services, will allow Verizon to tailor some very beneficial systems for customers in several commercial markets.


Verizon Enterprise Solutions Group sells integrated calling, Internet access and video products across the country to hospitality customers of all kinds, including hotels, colleges and universities, hospitals, and training centers. Verizon has recently installed solutions in prestigious hotels and is one of the leading digital in-room entertainment providers with integrated high-speed Internet service.


In the hospitality industry, travel is on the rebound and high speed Internet access has become the "amenity of the year". Properties are searching for the best solution at the best price, but many have discovered this means more than installing a few WiFi access points allowing them to say they have "free high speed Internet access". Guests are looking for true plug-and-play Internet access that is easy to use, addresses security concerns, and is supported by responsive technical support. Additionally, studies have shown that dial-up modem LSIA accounts for a substantial amount of Internet traffic from hotels, even when HSIA is provided. While there is no doubt that the trend to high speed will continue, the substantial amount of low speed traffic can lead to extra network expenses and blocked voice calls. When the PBX redirects dial-up modem traffic to the SIMS, the guest benefits from improved connections, while the hotel is rewarded with lower costs. Moreover, with the 24x7 Helpdesk, guests are provided with rapid answers to their questions while the hotel can continuously review the Helpdesk tickets on-line to gauge the quality of service provided.


Universities are challenged with providing essential Internet-based communications for their students and faculty while minimizing exposure to activities like illegal file sharing which commandeers bandwidth to the exclusion of others. The SIMS can be configured to allocate bandwidth by usage type and can throttle access to the popular P2P file sharing sites, insuring students access to email and the web for assignments. Student usage can also be managed on an amount of data transmitted/received basis.


"One of our university clients saw its monthly student traffic drop from an average of 7 terabytes to under 5 terabytes when the Superclick solution was installed," explained John Glazik, President and CEO of Superclick, Inc. "With Superclick, students were assured that a few people would not commandeer the available bandwidth, while the university is relieved of potential legal risks. The SIMS provides a customized solution for all of a property's Internet access needs, reducing costs while adding substantial revenue generating services."


About Superclick, Inc.


Superclick, Inc., through its wholly owned, Montreal-based subsidiary, Superclick Networks, Inc., develops, manufactures, markets and supports the Superclick Internet Management System (SIMS) in worldwide hospitality and

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multi-tenant unit (MTU) markets. Superclick provides hotels and MTU residences with cost-effective Internet access utilizing high-speed DSL, CAT5 wiring, wireless and dial-up modem technologies. Superclick's patented technology converts dial-up analog Internet calls to digital access, improves connection speeds, unclogs local trunks, consolidates Internet traffic, supports flexible billing and provides targeted advertising to end-users. Current clients include MTU residences and Crowne Plaza, Four Points by Sheraton, Hilton, Holiday Inn, Holiday Inn Express, Hampton Inn, Marriott, Novotel, Radisson, Sheraton, Westin and Wyndham hotels in Canada and the United States. For more information please visit the Superclick website at www.superclick.com .


Safe Harbor Statement:


Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements with the terms "believes," "belief," "expects," "intends," "anticipates," "will" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.


For further information, please contact Todd M. Pitcher of Superclick, Inc., 858-518-1387, todd@superclick.com.


SOURCE: Superclick, Inc.